EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109261 and No. 333-32819 of LOGIC Devices Incorporated on Form S-8 and Registration Statement No. 333-16591 of LOGIC Devices Incorporated on Form S-3 of our report, dated November 29, 2006, relating to our audits of the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of LOGIC Devices Incorporated for the years ended September 30, 2006, 2005, and 2004.

/s/ Perry-Smith LLP

Sacramento, California

December 7, 2006